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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 1997

                 CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)

                                    New York
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                 (State or other jurisdiction of incorporation)

         0-21168                                        13-3253392
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(Commission File Number)                  (IRS Employer Identification Number)

 5 East 80th Street, New York, New York                    10021
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(Address of Principal Executive Offices)                 (Zip Code)

       Registrant's telephone number, including area code (212) 717-6544

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                               Page 1 of 5 pages

                        Exhibit Index located on page 4

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ITEM 5.  OTHER EVENTS

         On July 30, 1997, Chromatics Color Sciences International, Inc. (the "Company") received a "substantial equivalence" determination order, in the form of a letter dated July 24, 1997 from the Center for Devices and Radiological Health ("CDRH"), Food and Drug Administration ("FDA"), authorizing the Company to commercially distribute its Colormate(TM) device for non-invasive monitoring of bilirubin infant jaundice in the United States. The "substantial equivalence" order was in response to the Company's premarket notification (510(k)) submission requesting marketing clearance for the device from the agency. The "substantial equivalence" order states that the Company must comply with the medical device "general controls," e.g., device establishment registration, medical device listing, good manufacturing practices (quality system regulation), labeling, and the statutory prohibitions against adulteration and misbranding. The order also states that the Colormate(TM) device is a Class II device which may be subject to additional "special controls." The Company intends to comply with any applicable "general controls" and "special controls" for purposes of commercial distribution.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

         (c)  Exhibits:

              1. Chromatics Color Sciences International, Inc. Press Release, dated July 30, 1997.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CHROMATICS COLOR SCIENCES
                                           INTERNATIONAL, INC.

                                           By: /s/ Darby S. Macfarlane
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                                               Name:   Darby S. Macfarlane
                                               Title:  Chief Executive Officer

Date:  August 4, 1997

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                                 EXHIBIT INDEX

Document                                                           Page Number

1.       Chromatics Color Sciences International, Inc.                  5
         Press Release, dated July 30, 1997.


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